Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 811-09851 on Form N-1A of our reports dated March 19, 2001 on Master Internet Strategies Trust and Merrill Lynch Internet Strategies Fund, Inc. both appearing in the January 31, 2001 Annual Report of the Fund.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
May 22, 2001

C-7